Exhibit 10.7



                    ASSUMPTION OF OBLIGATIONS AND INDEMNITY


     Pursuant to that certain letter agreement dated June
28, 1996 by and among Redken Laboratories Inc., a Delaware corporation, and The Stephan Co., a Florida corporation, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged:

     1. The Stephan Co. hereby assumes all royalty payment obligations to Frank Fuhrer International, Inc. arising under the Asset Purchase Agreement by and among Frank Fuhrer International, Inc. and Redken Laboratories, Inc. dated December 4, 1989 (the "FFI - Redken Agreement") on the same terms and conditions as the assumption of the same obligations by Sorbie Acquisition Co. pursuant to the Asset Purchase Agreement by and among Sorbie Acquisition Co. and Redken Laboratories, Inc. dated June 1, 1994 (the "Redken - SAC Agreement"). Payments by The Stephan Co. shall be made in the manner described in paragraph 2.2(a) of the Redken - SAC Agreement.

     2. The Stephan Co. hereby undertakes to indemnify, save and hold harmless Redken Laboratories, Inc., its affiliates and subsidiaries, and its and their respective representatives, from and against any and all costs, losses, liabilities, obligations, damages, lawsuits, deficiencies, claims, demands, and expenses (herein "indemnity claims") incurred by the indemnified parties in connection with, arising out of or resulting from or incident to the obligations to make royalty payments to Frank Fuhrer International, Inc.
Payment by an indemnified party of amounts for which the indemnified party is indemnified hereunder shall not be a condition precedent to recovery. The Stephan Co.'s obligation to indemnify Redken Laboratories, Inc. shall not limit any other rights, including without limitation rights of contribution which either party may have under statute or common law in connection with the royalty payment obligations identified in paragraph I hereof.

     The indemnified party shall cooperate in all reasonable respects with the indemnifying party and their attorneys in the investigation, trial and defense of any lawsuit or action or any appeal arising therefrom.

     3.  The Stephan Co. as successor of Sorbie Acquisition
Co. hereby warrants that Sorbie Acquisition Co. has assigned or sold to The Stephan Co. and The Stephan Co. has assumed (by contract or operation of law) all the rights, duties, obligations, covenants and conditions, and has been assigned (by contract or operation of law) all rights and privileges, as the "Grantor" under the Trademark
Security Agreement dated July 22, 1994 by and among Sorbie
Acquisition Co., a Pennsylvania corporation, as "Grantor", in favor of Redken Laboratories, Inc., a Delaware corporation, as "Secured Party", and acknowledges that the Stephan Note, a compromise and substitute for the Secured
Promissory Note, is an obligation secured by the Trademarks under the Trademark Security Agreement. The Stephan Co.
covenants that it shall neither assert nor claim that Redken Laboratories, Inc. has waived any right or remedy that is provided in the Trademark Security Agreement dated July 22,
1994 in respect of the period up to the date of execution hereof. The Stephan Co. further covenants that it shall not be released from the duties, obligations, covenants and conditions of the Trademark Security Agreement dated July 22, 1994, pursuant to Section 13 thereof, unless and until The Stephan Co.
has paid all amounts due under the Stephan Note and paid all royalty payment obligations to Frank Fuhrer International, Inc.

     Executed at                     this 28th day of June, 1996.

                                     THE STEPHAN CO.


                                     By:
                                     Title:

                          CONSENT TO ASSIGNMENT

     Pursuant to that certain letter agreement dated June
28, 1996 by and among Redken Laboratories Inc., a Delaware corporation, and The Stephan Co., a Florida corporation, and pursuant to Section 9 Benefits of the Trademark Security Agreement dated July 22, 1994 by and among Sorbie Acquisition Co., a Pennsylvania corporation, as "Grantor", in favor of Redken Laboratories, Inc., a Delaware corporation, as "Secured Party", the undersigned does hereby consent to the assignment by Sorbie Acquisition Co. to The Stephan Co.
of its rights, duties, obligations, covenants and conditions in and under the Trademark Security Agreement and the Trademarks identified therein.

     Executed at                      this 28th day of June, 1996.


                                      REDKEN LABORATORIES INC.

                                      By:
                                      Title: